Exhibit 99.1

Saia Reports Record Third Quarter Results

JOHNS CREEK, GA – October 28, 2021 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2021 financial results.  Diluted earnings per share in the quarter were $2.98 compared to $1.56 in the third quarter of 2020.

Excluding a gain on the sale of a terminal, our adjusted operating ratio for the quarter was a record 83.5 and our diluted earnings per share were $2.86. 1

Highlights from the third quarter operating results were as follows:

Third Quarter 2021 Compared to Third Quarter 2020 Results

•	Revenue was $616.2 million, a 28.0% increase
•	Operating income was $106.1 million and adjusted operating income was $101.9 million, an 84.5% increase[1]
•	Adjusted operating ratio of 83.5 compared to 88.5[1]
•	LTL shipments per workday increased 2.3%
•	LTL tonnage per workday increased 11.0%
•	LTL revenue per hundredweight increased 14.9%
•	LTL revenue per shipment rose 24.8% to $299

“After posting record quarterly results in the second quarter this year, our third quarter results were again at new record levels,” said Saia, Inc. President and CEO Fritz Holzgrefe.  “Third quarter revenue, operating income, operating ratio, net income and EPS, were all records for any quarter in our Company’s rich history.  Operationally we continue to perform very well and we have been able to navigate the tight labor market, as well as supply chain disruptions that have caused equipment delivery delays to provide consistent service to our valued customers,” added Holzgrefe.  “We maintained our 98% on-time delivery standard in the quarter and our cargo claims ratio of 0.63% was essentially in line with the prior year, despite adding hundreds of new dock associates this year,” said Holzgrefe.

“In the third quarter we opened a new terminal in Fredericksburg, Virginia and in October we opened two additional terminals in Youngstown, Ohio and New Haven, Connecticut.   We have plans to open two additional terminals by year end and our plans to open 10-15 new terminals in 2022 are well underway,” concluded Holzgrefe.

Saia, Inc. Third Quarter 2021 Results

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “Third quarter demand trends were strong and our results reflect the compounding positive effect of the pricing initiatives we have been working on for the past several years. Our length of haul was up 2.5% and our weight per shipment rose 8.6% on a year-over-year basis. Revenue per shipment was up nearly 25%, reflecting improved pricing and mix management,” Col concluded.

Financial Position and Capital Expenditures

Total debt was $55.2 million at September 30, 2021 and inclusive of the cash on-hand, net debt to total capital was negative 6.2%.  This compares to total debt of $120.9 million and net debt to total capital of 9.4% at September 30, 2020.

Net capital investments were $148.4 million in the first nine months of 2021.  This compares to $197.5 million in net capital investments during the first nine months of 2020.  In 2021, we anticipate net capital expenditures will be approximately $275 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-353-6461 or 334-323-0501 referencing conference ID #5531699. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through November 25, 2021 at 1:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 174 terminals with service across 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly

Saia, Inc. Third Quarter 2021 Results

competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers and other employees, purchased transportation and fuel; (5) claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (6) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums, assume additional liability under its auto liability policy or be unable to obtain insurance coverage; (7) failure to successfully execute the strategy to expand our service geography; (8) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (9) failure to keep pace with technological developments; (10) labor relations, including the adverse impact should a portion of our workforce become unionized; (11) cost and availability of real property and revenue equipment; (12) capacity and highway infrastructure constraints; (13) risks arising from international business operations and relationships; (14) seasonal factors, harsh weather and disasters caused by climate change; (15) economic declines in the geographic regions or industries in which our customers operate; (16) the creditworthiness of our customers and their ability to pay for services; (17) our need for capital and uncertainty of the credit markets; (18) the possibility of defaults under our debt agreements (including violation of financial covenants); (19) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (20) dependence on key employees; (21) increased costs of healthcare benefits; (22) damage to our reputation from adverse publicity, including from the use of or impact from social media; (23) failure to make future acquisitions or to achieve acquisition synergies; (24) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (25) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (26) the effect of governmental regulations, including hours of service for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (27) unforeseen costs from new and existing data privacy laws; (28) changes in accounting and financial standards or practices; (29) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions and higher costs that may arise from the COVID-19 pandemic in the future, including governmental regulations requiring that employees be vaccinated or be tested regularly for COVID-19 before reporting to work; (30) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (31) anti-terrorism measures and terrorist events; (32)  provisions in our governing documents and Delaware law that may have anti-takeover effects; (33) issuances of equity that would dilute stock ownership; and (34) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Saia, Inc. Third Quarter 2021 Results

FOOTNOTE

1 Non-GAAP Financial Disclosure and Reconciliation:

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures.  These include “adjusted” operating income and “adjusted” diluted earnings per share. The Company’s management believes that certain non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A gain from the sale of a terminal of $4.3 million was recorded during the quarter. This gain resulted in an increase operating income of $4.3 million, an increase in diluted earnings per share of $0.12 and an improvement of 70 basis points in the operating ratio for the quarter. This transaction occurred as the result of management’s efforts towards expanding door count by replacing a smaller facility with a larger facility better positioned to successfully support the Company’s overall strategy.

Saia, Inc. and Subsidiaries
Reconciliation of Certain GAAP and Non-GAAP Income Statement Items
For the Quarter and Nine Months Ended September 30, 2021
(Unaudited)
	Third Quarter	Nine Months
	2021	2021
	(in thousands)
Operating Income (GAAP)	$106,117	$237,756
Less: Operating Income impact of Gain on Real Estate Disposal	(4,267)	(4,267)
Adjusted operating income (Non-GAAP)	$101,850	$233,489

	Third Quarter	Nine Months
	2021	2021

Diluted earnings per share (GAAP)	$2.98	$6.72
Less: Diluted earnings per share impact of Gain on Real Estate Disposal	(0.12)	(0.12)
Adjusted diluted earnings per share (Non-GAAP)	$2.86	$6.60

	Third Quarter	Nine Months
	2021	2021

Operating Ratio	82.8	85.8
Less: Operating Ratio impact of Gain on Real Estate Disposal	0.7	0.2
Adjusted operating ratio	83.5	86.0

Saia, Inc. Third Quarter 2021 Results

# # #

CONTACT:Saia, Inc.

Investor Relations

investors@saia.com

770.232.4088

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$121,702	$25,308
Accounts receivable, net	295,862	216,899
Prepaid expenses and other	33,045	29,489
Total current assets	450,609	271,696

PROPERTY AND EQUIPMENT:
Cost	2,048,419	1,901,244
Less: accumulated depreciation	846,195	765,217
Net property and equipment	1,202,224	1,136,027
OPERATING LEASE RIGHT-OF-USE ASSETS	104,989	113,715
OTHER ASSETS	31,437	27,336
Total assets	$1,789,259	$1,548,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$140,774	$89,381
Wages and employees' benefits	77,538	55,392
Other current liabilities	79,967	90,184
Current portion of long-term debt	20,245	20,588
Current portion of operating lease liability	20,097	20,209
Total current liabilities	338,621	275,754

OTHER LIABILITIES:
Long-term debt, less current portion	34,926	50,388
Operating lease liability, less current portion	86,979	95,321
Deferred income taxes	124,903	119,818
Claims, insurance and other	59,104	46,205
Total other liabilities	305,912	311,732

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	272,545	267,666
Deferred compensation trust	(3,859)	(2,944)
Retained earnings	876,014	696,540
Total stockholders' equity	1,144,726	961,288
Total liabilities and stockholders' equity	$1,789,259	$1,548,774

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2021 and 2020
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2021	2020	2021	2020
OPERATING REVENUE	$616,216	$481,374	$1,671,623	$1,345,884

OPERATING EXPENSES:
Salaries, wages and employees' benefits	277,087	252,092	790,310	715,014
Purchased transportation	72,193	40,053	179,705	96,518
Fuel, operating expenses and supplies	98,834	74,106	274,399	222,907
Operating taxes and licenses	14,572	14,061	43,469	42,200
Claims and insurance	15,518	11,938	44,326	40,652
Depreciation and amortization	35,742	34,224	105,773	100,478
Gain from property disposals, net	(3,847)	(316)	(4,115)	(1,558)
Total operating expenses	510,099	426,158	1,433,867	1,216,211

OPERATING INCOME	106,117	55,216	237,756	129,673

NONOPERATING EXPENSES (INCOME):
Interest expense	777	1,174	2,463	4,170
Other, net	14	(391)	(547)	(595)
Nonoperating expenses, net	791	783	1,916	3,575

INCOME BEFORE INCOME TAXES	105,326	54,433	235,840	126,098
Income tax expense	25,617	12,894	56,366	27,994
NET INCOME	$79,709	$41,539	$179,474	$98,104

Average common shares outstanding - basic	26,334	26,150	26,317	26,118
Average common shares outstanding - diluted	26,713	26,615	26,699	26,569

Basic earnings per share	$3.03	$1.59	$6.82	$3.76
Diluted earnings per share	$2.98	$1.56	$6.72	$3.69

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2021 and 2020
(Amounts in thousands)
(Unaudited)
	Nine Months
	2021	2020
OPERATING ACTIVITIES:
Net cash provided by operating activities	$267,686	$238,961
Net cash provided by operating activities	267,686	238,961

INVESTING ACTIVITIES:
Acquisition of property and equipment	(154,884)	(205,307)
Proceeds from disposal of property and equipment	6,460	7,797
Other	(500)	–
Net cash used in investing activities	(148,924)	(197,510)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	–	(929)
Proceeds from stock option exercises	3,678	2,878
Shares withheld for taxes	(6,571)	(3,599)
Other financing activity	(15,805)	(14,580)
Net cash used in financing activities	(18,698)	(16,230)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH (1)	100,064	25,221
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	25,308	248
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$125,372	$25,469

(1) Cash, cash equivalents and restricted cash at the end of the period includes $3.7 million of restricted cash included in accounts receivable, net on the Condensed Consolidated Balance Sheet ending September 30, 2021.

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2021 and 2020
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2021	2020	Change	2021	2020	Change
Workdays				64	64
Operating ratio	82.8%	88.5%
LTL tonnage (1)	1,402	1,263	11.0	21.91	19.73	11.0
LTL shipments (1)	2,004	1,959	2.3	31.31	30.61	2.3
LTL revenue/cwt.	$21.36	$18.59	14.9
LTL revenue/cwt., excluding fuel surcharges	$18.31	$16.61	10.2
LTL revenue/shipment	$299.02	$239.60	24.8
LTL revenue/shipment, excluding fuel surcharges	$256.23	$214.15	19.6
LTL pounds/shipment	1,400	1,289	8.6
LTL length of haul (2)	915	893	2.5

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.